UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 8, 2006

STRATUS SERVICES GROUP, INC.
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)	001-15789 (Commission File Number)	22-3499261 (IRS Employer Identification Number)
500 Craig Road, Suite 201 Manalapan, New Jersey 07726 (Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (732) 866-0300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act
(17 CFR 240.14d-2(b))
❒	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act
(17 CFR 240.13e-4 (c))

SECTION 4 -	MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

ITEM 4.02 -	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

Management of the Company has determined, as a result of comments received from the Staff (the “Staff”) of the Securities and Exchange Commission (the “Commission”), that the Company’s historical accounting treatment of certain warrants is incorrect in the respects described herein and that the Company will restate its financial statements for the year ended September 30, 2004, the year ended September 30, 2005, including the periods ended December 31, 2004, March 31, 2005 and June 30, 2005, and the periods ended December 31, 2005 and March 31, 2006. After discussing with the Staff its comments with respect to the Company’s Form 10-K and Form 10-K/A for the fiscal year ended September 30, 2005 and Form 10-Qs for the fiscal quarters ended December 31, 2005 and March 31, 2006, the Company has determined that certain warrants issued by the Company have not been accounted for appropriately in these periods in accordance with the requirements of EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to and Potentially Settled In the Company’s Own Stock” (“EITF 00-19”), and related interpretations. As a result, the Company’s stockholders should no longer rely on the Company’s previously filed financial statements for these periods.

Historically, the Company has characterized the warrants (the “Warrants”) that it issued in connection with its public offering of units consisting of common stock and warrants and its exchange offer for its Series E preferred stock which were completed in August 2004 as stockholders’ equity. Under the terms of the Warrant Agreement which governs the warrants (the “Warrant Agreement”), the Company is required to deliver, upon the exercise of the Warrants, shares registered under an effective registration statement filed under the Securities Act of 1933, as amended. The Warrant Agreement is silent as to whether a penalty is to be incurred in the absence of the Company’s ability to deliver registered shares to the Warrant holders upon a Warrant exercise. Under EITF 00-19, registration of the shares underlying the warrants is not within the Company’s control and, accordingly, the Company must assume that it could be required to settle the Warrants on a net-cash basis, thereby necessitating the treatment of the potential settlement obligation as a liability, with an offsetting reduction to stockholders’ equity. Further, EITF 00-19 requires the Company to record the potential settlement obligation at each recording date using the current estimated fair value of the Warrants, with any changes being recorded through it statement of operations. The potential settlement liability will continue to be reported as a liability until the Warrants are exercised or expire.

The following table reflects the impact of the restatement on the relevant items of our financial statements for the periods to be restated.

	Balance Sheet		Statement of Operations
			Increase (Decrease)
	Increase	Decrease	Net Earnings Available to
Quarter Ended	Liabilities	Equity	Common Shareholders

09/30/2004	$5,265,989	$(5,265,989)	$996,268
12/31/2004	5,550,637	(5,550,637)	(284,648)
03/31/2005	996,268	(996,268)	4,554,369
06/30/2005	113,859	(113,859)	882,409
09/30/2005	2,135	(2,135)	111,724
12/31/2005	—	—	—
03/31/2006	—	—	2,135

The Company will restate its financial statements for the above-referenced periods and file amendments to its Annual Report on Form 10-K for the fiscal years ended September 30, 2004 and 2005 and Quarterly Reports on Form 10-Q for the Fiscal Quarters ended December 31, 2005 and March 31, 2006 with the Commission reflecting these restatements as soon as practicable. The authorized officers of the Company have discussed with E. Randall Gruber, CPA, P.C., the Company’s independent registered public accounting firm, the matters disclosed in this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STRATUS SERVICES GROUP, INC.

Date: August 11, 2006	By:	/s/ Joseph J. Raymond

President and Chief Executive Officer